Exhibit 99

Form 4 Joint Filer Information
Name: OCM Principal Opportunities Fund III, L.P.
Address: 333 South Grand Avenue, 28th Floor
Los Angeles, CA 90071
Designated Filer: Oaktree Capital Management, LLC
Issuer & Ticker Symbol GulfWest Energy Inc. (GULF)
Date of Event Requiring Statement February 28, 2005
Signature: OCM PRINCIPAL OPPORTUNITIES FUND III, L.P.

By: OCM Principal Opportunities Fund III GP, LLC, its general partner

By: Oaktree Capital Management, LLC, its managing member.


Name:                                      OCM GW Holdings, LLC

Address:                                   333 South Grand Avenue, 28th Floor
                                           Los Angeles, CA 90071

Designated Filer:                          Oaktree Capital Management, LLC


Issuer & Ticker Symbol:                    GulfWest Energy, Inc. (GULF)

Date of Event Requiring Statement:         February 28, 2005

Signature:                                 OCM GW HOLDINGS, LLC

                                           By: OCM Principal Opportunties
                                           Fund III, L.P., its managing member

                                           By: OCM Principal Opportunities
                                           Fund III GP, LLC, its general partner

                                           By: Oaktree Capital Management,
                                           LLC, its managing member

                                           By:
                                               ------------------------------
                                               Name: B. James Ford
                                               Title: